Exhibit 10.2

CONSULTING AGREEMENT, dated as of September 4, 2007, (this “Agreement”) by and between ELITE PHARMACEUTICALS, INC., a Delaware corporation with its principal place of business located at 165 Ludlow Avenue, Northvale, NJ 07467 (the “Company”), on the one hand, and Bridge Ventures, Inc., a Florida corporation, with offices located at 1241 Gulf of Mexico Drive, Sarasota, Florida 34228 (“Bridge”), and Saggi Capital Inc., a Florida corporation, with offices located at 500 West Highway 316, Citra, Florida 32113 (“Saggi”, together with Bridge, the “Consultants”), on the other hand.

     WHEREAS, the Consultants have relationships with various financial institutions and organizations, as well as with venture capital sources, companies, and/or individuals that seek to invest in emerging growth companies, including those in the pharmaceutical sector, and have developed certain expertise in advising public companies in connection with investor relations matters; and

     WHEREAS, the Company desires to obtain the services and advice of the Consultants and the Consultants desires to render such services and advice to the Company.

     NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the parties agree as follows:

1. SERVICES

      The Consultants agree to perform such consulting and advisory services as may be requested by the Chief Executive Officer of the Company or his designee and as the Company and the Consultants shall agree from time to time, including without limitation, the introduction of potential contacts and investors, the attraction of investment capital and providing investor relations services and to generate investor interest in the Company. The Consultants shall render such services either in person (at the Company’s facilities or at such other location as is reasonably acceptable to the Company and the Consultants) or by telephone, as the Company may reasonably request. The parties hereto agree that Harris Freedman (“Freedman”) and Sharon Will (“Will”, and together with Freedman, the “Consultant Representatives”) shall deliver all of the services on behalf of the Consultants hereunder.

2. TERM

      The term of this Agreement shall commence on the date hereof and continue for a period of one hundred eighty (180) days from the date hereof (the “Term”), subject to earlier termination by the Company under Section 4(e) hereof.

3. COMPENSATION

      3.1. Cash Compensation

               During the Term, the Company will pay the Consultants, collectively, consulting fees in the amount of Ten Thousand Dollars (US$10,000) per calendar month (“Monthly Consulting Fee”) and shall reimburse the reasonable out of pocket expenses approved by the Company and necessarily incurred by the Consultants in connection with the performance of its services hereunder. The Consultants will invoice the Company for consulting fees and expenses on a monthly basis, in a form reasonably satisfactory to the Company, and the Company agrees to pay such invoices on a monthly basis after receipt thereof. Consulting fees for any partial period shall be prorated. The Monthly Consulting Fee shall be payable by the Company to Bridge and Bridge shall forward to Saggi the agreed-upon portion of the Monthly Consulting Fee payable to Saggi under this Agreement, as may be agreed to by Bridge and Saggi from time to time.

      3.2. Equity Compensation

               Upon the execution of this Agreement, the Company shall grant to the Consultants five-year warrants (the “Warrants”) to purchase, in the aggregate, up to one hundred fifty thousand (150,000) shares (the “Warrant Shares”) of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”). The Warrants shall be in substantially the form attached hereto as Exhibit A and shall be issued to the Consultants in the amount set forth below:

Warrant Holder	Warrant Shares
Bridge Ventures, Inc.	75,000
Saggi Capital Inc.	75,000

4. PROPRIETARY INFORMATION

               (a) The Consultants and the Consultant Representatives agree that all information, whether or not in writing, of a private, secret or confidential nature concerning the Company’s products, business, business relationships or financial affairs (collectively, “Proprietary Information”) is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, customer and supplier lists and contacts at or knowledge of customers or prospective customers of the Company. The Consultants and the Consultant Representatives will not disclose any Proprietary Information to any person or entity other than employees of the Company or use the same for any purposes (other than in the performance of its duties as a consultant of the Company) without written approval by an officer of the Company, either during or after the Term.

               (b) The Consultants and the Consultant Representatives agree that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings or other written, photographic or other tangible material containing Proprietary Information, whether created by the Consultants, the Consultant Representatives or others, which shall come into its custody or possession, shall be and are the exclusive property of the Company to be used by the Consultants and the Consultant Representatives only in the performance of its duties for the Company.

               (c) The Consultants’ and the Consultant Representatives’ obligations under this Section 4 shall not apply to any information that (i) is generally known to the public at the time of disclosure or becomes generally known without the Consultants or the Consultant Representatives violating this Agreement, (ii) is in the Consultants’ or the Consultant Representatives’ possession at the time of disclosure without the Consultants or the Consultant Representatives violating this Agreement, (iii) becomes known to the Consultants or the Consultant Representatives through disclosure by sources other than the Company without such sources violating any confidentiality obligations to the Company, or (iv) is independently developed by the Consultants or the Consultant Representatives without reference to or reliance upon the Company’s Proprietary Information.

               (d) Upon termination of this Agreement or at any other time upon request of the Company, the Consultants and the Consultant Representatives shall promptly deliver to the Company all records, files, memoranda, notes, designs, data, reports, price lists, customer lists, drawings, plans, computer programs, software, software documentation, sketches, laboratory and research notebooks and other documents (and all copies or reproductions of such materials) containing or relating to Proprietary Information of the Company. After such delivery, the Consultants and the Consultant Representatives shall not retain any such materials or copies thereof.

               (e) The Consultants and the Consultant Representatives acknowledge that any breach of the provisions of this Section 4 shall result in serious and irreparable injury to the Company for which the Company cannot be adequately compensated by monetary damages alone. The Consultants and the Consultant Representatives agree, therefore, that, in addition to any other remedy it may have, the Company shall be entitled to enforce the specific performance of this Agreement by the Consultants and the Consultant Representatives and to seek both temporary and permanent injunctive relief (to the extent permitted by law). The Company may terminate this Agreement, effective immediately upon the giving of written notice, if the Consultants or the Consultant Representatives breaches or threatens to breach any provision of this Section 4.

5. REPRESENTATIONS AND WARRANTIES

      5.1. Representations and Warranties of the Company.

     The Company hereby represents and warrants as of the date hereof to the Consultants as follows:

               (a) The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by such Consultant of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Consultant. This Agreement constitutes the valid and legally binding obligation of such Consultant, enforceable against it in accordance with its terms.

      5.2. Representations and Warranties of the Consultants.

     Each Consultant and each Consultant Representative hereby represents and warrants as of the date hereof to the Company as follows:

               (a) Such Consultant, if an entity, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. Such Consultant, if an individual, has legal capacity and authority to enter into and consummate the transactions contemplated by this Agreement and otherwise to carry out its, his or her obligations hereunder. The execution, delivery and performance by such Consultant of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Consultant. This Agreement constitutes the valid and legally binding obligation of such Consultant and such Consultant Representative, enforceable against it in accordance with its terms.

               (b) Such Consultant understands that the Warrants and the Warrant Shares (collectively, the “Securities”) are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law. Such Consultant is acquiring the Securities hereunder in the ordinary course of its business.

               (c) At the time such Consultant was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises any Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Such Consultant is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

               (d) Such Consultant, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Consultant is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment. Such Consultant has been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the offer of the Securities and other matters pertaining to such investment.

               (e) To the Consultant’s knowledge, such Consultant is not acquiring the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

6. INDEPENDENT CONTRACTOR STATUS

      The Consultants shall perform all of their services under this Agreement as an “independent contractor” and not as an employee or agent of the Company. Neither the Consultants nor the Consultant Representatives are authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, the Company or to bind the Company in any manner. Neither the Consultants nor the Consultant Representatives shall be entitled to any benefits, insurance coverage or privileges, including, without limitation, social security, unemployment, medical or pension benefits, made available to the employees of the Company.

7. PIGGY-BACK REGISTRATION RIGHTS; RESTRICTIVE LEGEND

               (a) The Company shall notify the Consultants in writing at least ten (10) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (excluding any registration statement(s) relating to the shares of common stock underlying the Series C Preferred Stock and related warrants issued by the Company July 17, 2007, and any registration statement relating to any employee benefit plan or with respect to any corporate reorganization or other transaction under Rule 145 of the Securities Act) and will afford the Consultants an opportunity to include in such registration statement all or part of the shares of Common Stock issuable upon the due and proper exercise of the Warrants by the Consultants the “Registrable Securities”). If the Consultants desire to include in any such registration statement all or any part of the Registrable Securities held by them, the Consultants shall, within five (5) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by the Consultants. If a Consultant decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Consultant shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

               (b) If the registration statement under which the Company gives notice under this Section 7 is for an underwritten offering, the Company shall so advise the Consultants. In such event, the right of any such Consultant to be included in a registration pursuant to this Section 7 shall be conditioned upon such Consultant’s participation in such underwriting and the inclusion of such Consultant’s Registrable Securities in the underwriting to the extent provided herein. All Consultants proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the holders of equity securities that initiated the filing of such registration statement, if any; third, to the Consultant and any shareholders with rights that are pari passu to the rights of the Consultants on a pro rata basis based on the total number of Registrable Securities held by the Consultants and Common Stock held by such shareholders; and fourth, to any other shareholder of the Company (other than a Consultant) on a pro rata basis. If any Consultant disapproves of the terms of any such underwriting, such Consultant may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

               (c) The Company shall have the right to terminate or withdraw any registration initiated by it prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Consultants’ registration rights pursuant to this Section 7 shall expire if, and for so long as, all Registrable Securities held by and issuable to such Consultant may be sold under Rule 144, or any other successor exemption under the Securities Act.

               (d) Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,

AS AMENDED (THE “ACT”) AND ARE BEING ISSUED PURSUANT TO EXEMPTIONS THERETO. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL EITHER (A) THEY ARE REGISTERED UNDER THE ACT OR (B) AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND, IF REQUESTED, THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT THE TRANSFER WILL NOT VIOLATE THE ACT OR ANY OTHER FEDERAL OR STATE SECURITIES LAWS.

8. NOTICES

     All notices required or permitted under this Agreement shall be in writing and shall be mailed, delivered, or faxed and confirmed in writing, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 8, and any such notices and other communications shall take effect at the time of receipt thereof.

9. ENTIRE AGREEMENT; AMENDMENT

     This Agreement constitutes the entire agreement between the parties and supersede all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement. This Agreement may be amended only by a written instrument executed by the Company and the Consultants.

10. GOVERNING LAW

     This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

11. SUCCESSORS AND ASSIGNS

     This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Consultants are personal and shall not be assigned by it without the Company’s express written consent.

12. NO CONFLICTS

     Each Consultant represents and warrants to the Company that he or it is free to be engaged by the Company upon the terms contained in this Agreement and that there are no consulting agreements, employment contracts, restrictive covenants or other agreements or fiduciary obligations preventing or interfering with in any manner whatsoever the full performance of such Consultant’s duties hereunder.

13. LEGAL COMPLIANCE

     The Consultants will comply with all applicable governmental laws, ordinances, rules and regulations applicable to the performance of the services hereunder.

14. NON-SOLICITATION

     The Consultants and the Consultant Representatives agree that during the term of this Agreement and for a period of one year thereafter, they will not, in any manner, directly or indirectly hire or engage any employee or consultant of the Company, its parent, its subsidiaries or affiliates or assist any person, firm or corporation in doing so.

15. SECURITIES LAWS

     The Consultants and the Consultant Representatives acknowledge that they are aware (and that its employees have been advised) that the United States securities laws (“Securities Laws”) prohibit the Consultants, their respective employees, the Consultant Representatives and any person or entity who has received material non-public information about the Company, its parent, subsidiaries or affiliates, from purchasing or selling securities of Elite Pharmaceuticals, Inc. or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities in reliance on such information. The Consultants and the Consultant Representatives shall not do or perform any act in violation of any Securities Laws or other applicable securities law.

16. NO GRANTING OF LICENSE

     Nothing herein contained is intended or shall be interpreted as (a) granting or creating any right or license in or to any Consultant with respect to any patent rights, copyrights, trademarks, trade secretes, or other intellectual property or proprietary rights owned or controlled by the Company, or (b) waiving or relinquishing any rights of enforcement that the Company may have with respect to patent, copyright, trademark, trade secrets, or other intellectual or other proprietary infringement or misappropriation.

17. WAIVER; AUTHORITY; SEVERABILITY

     A waiver by a party hereto of a breach of any term, covenant or condition of this Agreement by the other party hereto shall not operate or be construed as a waiver of any other or subsequent breach by such party of the same or any other term, covenant or condition hereof. In the event that any of the provisions of this Agreement, or any portion thereof, shall be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions hereof shall not be affected or impaired but shall remain in full force and effect.

18. ATTORNEYS’ FEES

     In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth above.

ELITE PHARMACEUTICALS, INC.

By: /s/ Bernard Berk
Name: Bernard Berk
Title: CEO

BRIDGE VENTURES, INC.

By: /s/ Harris Freedman
Name: Harris Freedman
Title:

SAGGI CAPITAL INC.

By: /s/ Sharon Will
Name: Sharon Will
Title:

/s/ Harris Freedman
HARRIS FREEDMAN

/s/ Sharon Will
SHARON WILL